Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 16, 2015, with respect to the consolidated financial statements included in the Annual Report of Xtera Communications, Inc. on Form 10-K for the year ended September 30, 2015.  We consent to the incorporation by reference of said report in the Registration Statements of Xtera Communications, Inc. on Forms S-8 (File No. 333-208020, effective November 13, 2015).

/s/ GRANT THORNTON LLP

Dallas, Texas

December 16, 2015